UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               Form 8-K/A

                            Current Report
     Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)     March 8, 2005
                  --------------------------

                 Dynasil Corporation of America
   ------------------------------------------------------------
  (Exact name of registrant as specified in its charter)

     New Jersey                   000-27503         22- 1734088
---------------------------       ----------        -----------
(State or other                   (Commission     (IRS Employer
jurisdiction of incorporation)    File Number) Identification No.)


            385 Cooper Road, West Berlin, New Jersey 08091
    ------------------------------------------------------------
         (Address of principal executive offices)   (ZIP Code)

Registrant's telephone number, including area code:  (856)-767-4600

                           Not Applicable
  ------------------------------------------------------------
     (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instructions A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. COMPLETION OF ACQUISITION

     As previously announced, on March 8, 2005 Dynasil Corporation of America ("Registrant" or "Dynasil"), acting through a wholly-owned subsidiary, Optometrics Corporation, acquired the operating assets and assumed certain liabilities of Optometrics LLC, a worldwide supplier of quality optical components including diffraction gratings, lenses, thin film filters, laser optics, monochromators, and specialized optical systems and software. Dynasil acquired almost all of the operating assets of Optometrics LLC including production equipment, testing equipment, accounts receivable, inventory, cash, intellectual property, customer lists, order backlog and leasehold rights. In addition, Dynasil assumed specific operating liabilities such as accounts payable, accrued expenses and leasehold obligations. The acquisition was accounted for under the purchase method of accounting. The assets acquired from Optometrics LLC will be operated under the Optometrics Corporation name. The assets were purchased from Mr. Frank Denton and Ms. Laura Lunardo for a total of $700,000 in cash, 300,000 shares of Dynasil common stock, repayment of Optometrics LLC bank loans totaling $264,750 and a lease on a "triple-net" basis with customary terms and conditions by Dynasil and Optometrics Corporation of the building, owned by Mr. Denton and Ms. Lunardo, where the operations are currently conducted for an initial eight year term at annual rent of $114,000, with options to renew for two additional five year terms. Mr. Denton and Ms. Lunardo had no previous relationship with Dynasil, its affiliates or directors other than as a purchaser of fused silica parts from Dynasil and upon consummation of the acquisition, Ms. Lunardo became Chief Financial Officer of Dynasil. The acquisition was funded by $700,000 of proceeds of a private placement by Dynasil of 700,000 shares of a new series of convertible preferred stock at a sale price of $1.00 per share to existing and new shareholders as well as contemporaneous bank loans made in the ordinary course of business by Citizens Bank of Massachusetts to Optometrics Corporation that contained customary terms and provisions for such loans, including the pledge of Optometrics Corporation's assets and guarantees of those loans by Dynasil secured by certain of its assets. Mr. Craig T. Dunham, Dynasil President and CEO, purchased 263,000 shares of the new series of preferred stock for an aggregate purchase price of $263,000. A Current Report on Form 8-K was filed on March 14, 2005 to report this transaction and a copy of the press release was attached as Exhibit 99 to that Report on Form 8-K dated March 14, 2005.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN
OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A
REGISTRANT

The information set forth under Item 2.01 is incorporated herein by reference.

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As previously reported, on March 8, 2005 Dynasil sold 700,000 shares of a Series A 10% Cumulative Convertible Preferred Stock in a private placement. The stock was sold at a price of $1.00 per share. No underwriting discounts or commissions were paid in connection with the sale and costs incurred to complete the offering totaled $10,000. The securities were offered and sold only to accredited investors within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the "Act"), in a transaction conducted section 4(2) of the Act and Regulations D thereunder. Each share of preferred stock carries a 10% per annum dividend and is convertible to
2.2222 shares of common stock at any time by the holders, subject to adjustment for certain subsequent sales of common stock or securities convertible into or exchangeable for common stock, and is callable after two years by Dynasil at a redemption price of $1.00 per share. Proceeds from the preferred stock sale were used to acquire the assets of Optometrics LLC and working capital.


Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of businesses acquired
  - Independent's Auditor's report - Optometrics LLC
  - Balance sheets - Optometrics LLC
  - Statements of Income - Optometrics LLC
  - Statements of Member's Equity - Optometrics LLC
  - Statements of Cash Flow- Optometrics LLC
  - Notes to Financial Statements - Optometrics LLC

(b)  Pro Forma financial information
  - Unaudited Actual Condensed Consolidated Balance Sheet of Dynasil Corporation of America, as of March 31, 2005
  - Unaudited Pro Forma Condensed Consolidated Statement of
  Operations of Dynasil Corporation of America for the six months ending March 31, 2005 and the twelve months ending
  September 30, 2004.
  - Notes to the Unaudited Pro Forma Consolidated Financial
  Information.

(c)  Exhibits
   2.1 Asset purchase agreement, dated as of February 17, 2005 between Dynasil Corporation of America, Optometrics
LLC, Frank Denton, and Laura Lunardo.
   2.2 Lease agreement dated March 8, 2005 between Dynasil
Corporation of America, Optometrics Corporation, and
Optometrics Holdings LLC.
   3.1 Copy of Certificate of Incorporation, including form of Amendment to create Series A 10% Cumulative Convertible
Preferred Stock*
   23.1 Consent of Belanger & Company, P.C.
   99.1 Dynasil Corporation of America press release dated
March 9, 2005.*

* Previously filed with the Securities and Exchange
Commission as an exhibit to the registrant's Current Report of Form 8-K filed on March 14, 2005 and incorporated by reference herein.

(a) Financial Statements of businesses acquired

Optometrics LLC Report and Financial Statements for the
Years Ended December 31, 2004 and 2003

Independent  Auditor's Report


To the Members
Optometrics LLC
Ayer, Massachusetts

We have audited the accompanying balance sheets of Optometrics LLC (the "Company") as of December 31, 2004 and 2003, and the related statements of income, members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Optometrics LLC at December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Belanger & Company, P.C.

Chelmsford, Massachusetts
April 25, 2005

Optometrics LLC
Balance Sheets
December 31, 2004 and 2003

ASSETS                             Notes          2004        2003
------                             -----         ------      ------
CURRENT ASSETS:
Cash and equivalents               1,10         $ 95,868    $ 46,544
Accounts receivable (less
 allowance for doubtful
  accounts of $39,494
  and $11,213, respectively)        1,9          303,235     320,350
Inventory                           1,2          434,802     408,556
Prepaid expenses                                  89,836      77,278
                                               ---------  ----------
Total current assets                             923,741     852,728
                                               ---------  ----------

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment -
  at cost                           1,3          524,453     459,040
Less: accumulated depreciation
  and amortization                               220,121     140,879
                                               ---------  ----------
Property, plant and equipment -
  net                                            304,332     318,161

OTHER ASSETS:
Deferred financing costs, net                      7,588      10,939
                                               ---------  ----------
Total other assets                                 7,588      10,939
                                               ---------  ----------
TOTAL ASSETS                                 $ 1,235,661 $ 1,181,828
                                             =========== ===========


LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
Demand notes payable                  4      $  147,513  $  222,513
Current portion of long-term debt     5          84,552     138,183
Accounts payable and accrued
  expenses                                      255,332     189,535
                                               ---------  ----------
Total current liabilities                       487,397     550,231
                                               ---------  ----------

LONG-TERM LIABILITIES:
Note payable to related party         7         106,915      71,692
Long-term debt                        5          69,866     155,229
                                               ---------  ----------
Total long-term liabilities                     176,781     226,921
                                               ---------  ----------
MEMBERS' EQUITY                                 571,483     404,676
                                               ---------  ----------

TOTAL LIABILITIES AND MEMBERS' EQUITY       $ 1,235,661 $ 1,181,828
                                             =========== ===========

See accompanying notes which are an integral part of these financial statements.

Optometrics LLC
Statements of Income
For the Years Ended December 31, 2004 and 2003


                                 Notes          2004        2003
                                 -----         ------      ------


NET SALES                         1,9       $ 3,062,380  $ 2,555,567

COST OF SALES                                 1,743,875    1,491,696
                                            -----------  -----------
GROSS PROFIT                                  1,318,505    1,063,871
                                            -----------  -----------

OPERATING EXPENSES:
General and administrative         7            410,293      343,153
Research and development                        184,302      187,380
Marketing and selling              1            254,136      197,173
                                            -----------  -----------
Total                                           848,731      727,706
                                            -----------  -----------

OPERATING INCOME                                469,774      336,165
                                            -----------  -----------

OTHER INCOME (EXPENSE):
Interest expense                                (38,107)     (42,508)
Other                                            (4,622)      (5,184)
                                            -----------  -----------
Total                                           (42,729)     (47,692)
                                            -----------  -----------

NET INCOME                                   $  427,045   $  288,473
                                            ===========  ===========

See accompanying notes which are an integral part of these financial statements.

Optometrics LLC
Statements of Members' Equity
For the Years Ended December 31, 2004 and 2003

Balance,  December 31, 2002           $   316,698

Capital contributions                        -
Net income                                288,473
Distributions                            (200,495)
                                      -----------
Balance, December 31, 2003            $   404,676

Capital contributions                        -
Net income                                427,045
Distributions                            (260,238)
                                      -----------
Balance, December 31, 2004            $   571,483
                                      ===========

See accompanying notes which are an integral part of these financial statements.

Optometrics LLC
Statements of Cash Flows
For the Years Ended December 31, 2004 and 2003

                                              2004         2003
                                             ------       ------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                $  427,045   $  288,473
Adjustments to reconcile net
   income to net cash provided
   by operating activities:
 Depreciation and amortization                84,249       73,489
 (Increase) decrease in:
  Accounts receivable                         17,114     (60,235)
  Inventory                                  (26,245)      55,861
  Prepaid expenses and other assets          (12,558)       5,157
 Increase (decrease) in:
  Accounts payable and accrued expenses       65,795     (33,536)
  Amount due to related party                 35,223        8,152
                                           ---------    ---------
Net cash provided by operating activities    590,623     337,361
                                           ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property, plant
    and equipment                            (67,068)    (60,998)
                                           ---------    ---------
Net cash used for investing activities       (67,068)    (60,998)
                                           ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Net borrowings (repayments) under
    demand notes payable                     (75,000)     30,000
 Proceeds from long-term debt                    -        10,341
 Repayment of long-term debt                (138,993)   (134,960)
 Deferred financing costs                        -        (6,182)
 Distributions                              (260,238)   (200,495)
                                           ---------    ---------
Net cash provided by (used for)
   financing activities                     (474,231)   (301,296)
                                           ---------    ---------

INCREASE (DECREASE) IN CASH
   AND EQUIVALENTS                            49,324     (24,933)

CASH AND EQUIVALENTS, BEGINNING OF YEAR       46,544       71,477
                                           ---------    ---------

CASH AND EQUIVALENTS, END OF YEAR        $    95,868  $    46,544
                                           =========    =========
SUPPLEMENTAL DISCLOSURE TO THE
   STATEMENT OF CASH FLOWS:
Interest paid                            $    38,933  $    32,901
                                           =========    =========
Non-cash investing transactions:
 Equipment additions through
     capital leases                                        10,341
                                                        =========

See accompanying notes which are an integral part of these financial statements.

Optometrics LLC
Notes to Financial Statements
For the Years Ended December 31, 2004 and 2003

1.        ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

   Nature of Operations - Optometrics LLC (the "Company") designs and manufactures optical components and instruments. The Company operates from one location in the United States. The Company markets its products worldwide to original equipment manufacturers and end users, both directly and through several overseas agents and distributors.

   Summary of Significant Accounting Policies

   Basis of Presentation - The 2004 financial statements include the accounts of Optometrics LLC. The financial statements are expressed in U.S. dollars and are prepared in accordance with accounting principles generally accepted in the United States of America.

   Description of Company Formation - Effective September 24, 2001, Optometrics LLC was organized as a limited liability company in accordance with the provisions of Massachusetts General Laws Chapter 156C. As a limited liability company, each member's liability is limited to the assets of the Company. The Company was acquired through the purchase of a wholly-owned subsidiary of Optometrics Corporation by the managers of the subsidiary. The Company commenced operations on October 23, 2001.

   Fair Value of Financial Instruments - The carrying value of cash and equivalents, accounts receivable, accounts payable and demand notes payable approximates fair value due to the short-term nature of these instruments. The carrying value of long-term debt approximates fair value due to variable interest rates or a fixed rate that approximates the variable interest rate. See Note 5 for its carrying amount, effective interest rate and maturity.

   Cash and Equivalents - The Company considers all highly liquid securities purchased with original maturities of 3 months or less to be cash equivalents. The Company maintains its cash accounts in commercial banks located in Massachusetts, in amounts that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts.

   Inventory  -  Inventory is stated at the  lower  of  cost
   (first-in, first-out method) or market.

   Property, Plant and Equipment - Property, plant and equipment is recorded at cost. Leased equipment is recorded at the present value of the minimum lease payments required during the lease period. Depreciation and amortization are provided over the estimated useful lives of the assets or minimum lease terms (three to forty years) using the straight-line method. Expenditures for major renewals and betterments which extend the useful lives of property and equipment are capitalized; expenditures for maintenance and repairs are charged to expense as incurred.

   Deferred Financing Costs - Costs related to obtaining debt financing have been deferred and are being amortized using the straight-line method over the approximate repayment periods of the related debt (five, ten and twenty years). Accumulated amortization approximated $9,200 and $5,800 at December 31, 2004 and 2003, respectively. The carrying value of deferred financing costs is reviewed whenever events or circumstances indicate that the carrying value may not be recoverable.

   Advertising  Costs  -  The Company  expenses  advertising
   costs    as    incurred.    Advertising    expense    was
   approximately  $95,800 and $84,800 for  the  years  ended
   December 31, 2004 and 2003, respectively.

   Revenue Recognition - Revenue from sales of product is recognized upon shipment. Shipping and handling costs are classified separately from revenues and are included in the cost of sales. Provisions for uncollectible trade receivables are estimated based upon both specific identification and a percentage of total receivables using a historical average. Past due trade receivables are charged off when management determines that all reasonable attempts for collection have been exhausted.

   Income Taxes - The Company is a limited liability company and is not a taxpaying entity for federal and state purposes, thus no income tax expense has been recorded in the statements. Income of the Company is taxed to the members in their respective returns.

   Research and Development - Research and development costs are expensed as incurred. Total research and development expenses amounted to $184,302 and $187,380 for the years ended December 31, 2004 and 2003, respectively.

   Use of Estimates - The preparation of the financial statements in accordance with generally accepted accounting principles requires management to make assumptions regarding estimates reported in these financial statements. These estimates primarily include allowance for doubtful accounts, the useful lives of property, plant and equipment and reserves for obsolete inventory, among others. These assumptions could change based on future experience and, accordingly, actual results may differ from these estimates.

2. INVENTORY

   At  December  31, 2004 and 2003, inventory  consisted  of
   the following:
                                          2004       2003
                                         ------     ------
   Raw materials                       $155,703   $203,508
   Work-in-process                      126,670     58,591
   Finished goods                       152,429    146,457
                                     ----------  ---------
   Total                               $434,802   $408,556
                                     ==========  =========

3. PROPERTY, PLANT AND EQUIPMENT

   At  December  31,  2004  and 2003,  property,  plant  and
   equipment   consisted of the following:
                                          2004       2003
                                         ------     ------
   Leasehold improvements              $ 18,874   $ 18,276
   Machinery and equipment              478,429    428,752
   Furniture and fixtures                27,150     12,012
                                     ----------  ---------
   Total                              $ 524,453   $459,040
                                     ==========  =========

   Property, plant and equipment include certain capitalized leases. The following is a schedule, by year, of the future minimum payments under these leases, together with the present value of the net minimum payments as of December 31, 2004:

   Year ending December 31,                        Amount
     2005                                       $  17,885
     2006                                           8,652
     2007                                           2,874
     2008 and thereafter                                0
     Total minimum lease payments                  29,411
     Less amount representing interest              3,326
                                                ---------
     Total present value of minimum payments       26,085
     Less current portion of such obligations      14,552
                                                ---------
     Long-term obligations with interest
        rates ranging from 5.5% to 13.0%        $  11,533
                                                =========

   Depreciation and amortization of fixed assets amounted to $79,242 and $70,137 for the years ended December 31, 2004 and 2003, respectively.

   At December 31, 2004 and 2003, the capitalized cost of leased machinery and equipment approximated $103,790 and the related accumulated amortization approximated $55,785 and $36,405, respectively. Amortization expense is included in depreciation expense at December 31, 2004 and 2003.

4. DEMAND NOTES PAYABLE

   Demand notes payable at December 31, 2004 and 2003 consisted of a line of credit. The line of credit is with a U.S. bank and provides for borrowings up to $350,000 at the bank's prime rate plus 0.5% (5.75% and 4.5% at December 31, 2004 and 2003, respectively).

   Borrowings under the line of credit are collateralized by all accounts receivable, inventory, plant and equipment, patents and trademarks of the Company and expire in June 2005. At December 31, 2004, $147,513 was outstanding and $202,487 was available under the line of credit. The line of credit is cross-collateralized with certain other long-term debt (See note 5).

5. LONG-TERM DEBT

   The notes payable to banks contain certain restrictive covenants concerning, among other things, additional indebtedness and capital expenditures. The bank loans are guaranteed by the two Members of the Company and are cross-collateralized with assets of a related party (See
   Note 7). The term note between the Company and a U.S. bank contains certain restrictive covenants. As of December 31, 2004, management is not aware of any violations of the covenants.

   Subordinated note is owed to a corporation in which the Members of the Company have an interest.

   Long-term  debt at December 31, 2004, is due as  follows:
   2005,  $84,552;   2006,  $67,262;   2007,  $2,605;    and
   thereafter, $0.

   At  December 31, 2004 and 2003, long-term debt  consisted
   of the     following:

                                                               2004      2003
Subordinated note.  Note is uncollateralized and payable
in  twelve  quarterly installments through October  2004.
Interest accrues  at  4.5%  and is payable
quarterly  in  arrears.                                      $   -    $   52,253

Term  loan  due to a bank.  Note is due in  October  2006
and is payable in 60 monthly installments of principal and
interest, commencing November 2001. Interest accrues at U.S.
prime rate plus 1% (5.0% at December 31, 2004).  It is
collateralized by accounts receivable, inventory and plant
and equipment of the Company and is guaranteed personally
by the Members.                                              128,333     198,333

Capital   lease   obligations  for   various   equipment.
Effective interest rates range from 5.5% to 13.0%;
payable monthly in varying amounts through July 2007;
collateralized by related equipment.                          26,085      42,826
                                                            --------     -------
Total                                                        154,418     293,412

Less current portion                                          84,552     138,183
                                                            --------     -------
Long-term debt                                              $ 69,866    $155,229
                                                            ========     =======

6. COMMITMENTS

   The Company leases certain buildings and equipment under long-term operating leases expiring on various dates through fiscal 2012 . Minimum lease payments under noncancelable operating leases are: 2005, $88,797; 2006, $80,828; 2007, $79,326; 2008, $79,326; 2009,
   $77,250 and, thereafter, $231,750.

7. RELATED PARTY TRANSACTIONS

   On December 23, 2002, land and buildings and the related mortgages were transferred at cost to Optometrics Holdings LLC. On that same date, Optometrics LLC executed an agreement to lease the building from Optometrics Holdings LLC for a period of ten years at an annual rental, as amended in June 2004, of $77,250. Optometrics Holdings LLC is also owned by the Company's Members.

   A note payable to Optometrics Holdings LLC was incurred for an amount equal to the excess of mortgages assumed over the net value of property transferred at December 23, 2002. Liabilities assumed by Optometrics Holdings LLC are cross-collateralized with those of the Company (see Note 5), are subject to certain covenants and are personally guaranteed by the Members of the Company.

   Rent expense for operating leases was $106,564 and $127,796 for the years ended December 31, 2004 and 2003, respectively, of which $92,562 and $114,000 was paid to Optometrics Holdings LLC for the years ended December 31, 2004 and 2003, respectively.

8. EMPLOYEE BENEFITS PLAN

   The Company has adopted a 401(k) savings plan covering substantially all of the employees of the Company. The plan is subject to certain minimum age and length of service requirements. The Company has the option to make discretionary contributions to the plan on behalf of the participants. The Company contributed $36,450 and $30,562 to the plan for the years ended December 31, 2004 and 2003, respectively.

9. CONCENTRATIONS

   In 2004, domestic sales represented approximately 72% of total sales. At December 31, 2004, two U.S. segment customers accounted for approximately 28% of sales and ten customers accounted for 57% of accounts receivable.

10.CREDIT RISK

      The Company maintains its cash accounts at a financial institution located in Massachusetts. Accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2004, the Company had no uninsured cash balances.

11.SUBSEQUENT EVENTS

   On March 8, 2005, the Company sold substantially all of its assets to Dynasil Corporation.

(b) Unaudited Pro Forma Condensed Consolidated Financial
Information

Introduction

On March 8, 2005, Dynasil completed its acquisition of certain assets and liabilities of Optometrics LLC (Optometrics) in a transaction accounted for as a purchase business combination. As consideration for the acquisition, Dynasil issued 300,000 shares of its common stock valued at approximately $68,400, paid $700,000 in cash to certain Optometrics LLC members, agreed to lease certain real estate owned by Optometrics' members and incurred acquisition-related costs of approximately $109,546. The purchase price of approximately $877,946 has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their estimated fair values.

The unaudited pro forma condensed consolidated statements of operations for the year ended September 30, 2004 and for the six months ended March 31, 2005 have been prepared to give effect to the acquisition as if it had occurred on October 1, 2003. The unaudited actual condensed consolidated balance sheets as of March 31, 2005 was prepared to give effect to the acquisition since it had already occurred as of March 31, 2005.

The historical consolidated financial statements of Optometrics have been prepared in accordance with U.S.
generally accepted accounting principles.

The unaudited pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma condensed consolidated financial information is not intended to represent Dynasil's financial position or results of operations for any future period. Since Dynasil and Optometrics were not under common control or management for any period presented, the unaudited pro forma condensed consolidated financial results may not be comparable to, or indicative of, future performance.

This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements of Dynasil as well as the Optometrics LLC statements included in this report. Dynasil's historical consolidated financial statements can be found in its Annual Report on Form 10-K filed on December 21, 2004.

   UNAUDITED ACTUAL CONDENSED CONSOLIDATED BALANCE SHEETS
                       AS OF MARCH 31

                                                                                 Consolidated
ASSETS                            Dynasil        Optometrics     Eliminations    Dynasil
Current assets
    Cash and equivalents          $322,228       $   90,611      $                $ 412,839
    Accounts receivable, net       416,224          354,468                         770,692
    Intercompany receivable              0           41,084      b  (41,084)              0
    Inventory                      458,049          403,083                         861,132
    Other current assets            21,535          102,238                         123,773
                                 ---------       ----------      ----------      ----------
    Total current assets         1,218,036          991,484         (41,084)      2,168,436

Property, Plant and Equipment,
    net                            370,858          406,507                         777,365

Investment in Subsidiaries         668,400                0      a (668,400)              0

Other Assets
    Deferred financing costs         1,617           16,978                          18,595
    Intangibles                          0           78,414                          78,414
                                 ---------       ----------      ----------      ----------

  Total other Assets                 1,617           95,392                          97,009

TOTAL ASSETS                   $ 2,258,911      $ 1,493,383     ($  709,484)    $ 3,042,810
                                 ---------       ----------      ----------      ----------


                                                                                 Consolidated
LIABILITIES                       Dynasil        Optometrics     Eliminations    Dynasil

Current Liabilities
    Note payable to bank       $        0       $   250,000      $                $ 250,000
    Current portion of
       long-term debt             120,000            35,746                         155,746
    Accounts payable              226,688            86,341                         313,029
    Intercompany payable           41,084                        b (41,084)             0
    Accrued expenses              167,861           163,397                         331,258
                                 ---------       ----------      ----------      ----------
    Total current liabilities     555,633           535,484        (41,084)       1,050,033

Long-term Debt, net               428,889           285,565                         714,454

Stockholders' Equity
    Common Stock                    2,277           668,400      a(668,400)           2,277
    Preferred Stock               690,000                 0                         690,000
    Additional paid in capital  1,343,421                 0                       1,343,421
    Retained earnings             225,033             3,934                         228,967
                                 ---------       ----------      ----------      ----------
                                2,260,731           672,334                       2,264,665
    Less treasury stock
           at cost               (986,342)                0                        (986,342)
                                 ---------       ----------      ----------      ----------
    Total Stockholders' Equity  1,274,389           672,334                       1,278,323
                                 ---------       ----------      ----------      ----------
TOTAL LIABILITIES AND STOCK-
       HOLDERS' EQUITY         $2,258,911       $ 1,493,383     ($ 709,484)      $3,042,810
                                =========        ==========       ========        =========


See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS
           FOR THE SIX MONTHS ENDED MARCH 31, 2005

                                                            ProForma
                                                            Acquisition   Pro Forma
                         Dynasil        Optometrics         Adjustments   Dynasil

Sales                  $ 1,659,221      $ 1,561,838         $             $3,221,059

Cost of sales            1,256,058          899,804        c,f 11,075      2,166,937
                         ---------       ----------         ----------     ----------
Gross profit               403,163          662,034           (11,075)     1,054,122

Selling, general and
  administrative expense   372,403          449,047      a,e,g,h 90,279      911,729

Income (Loss)
  from operations           30,760          212,987          (101,354)       142,393

Other income (expense):
  Interest expense, net     15,941           16,135         b   7,055         39,131
  Other expenses                 0           44,994         e (44,994)             0
                         ---------       ----------         ----------     ----------
  Total other income
      (expense)             15,941           61,129           (37,939)        39,131

Income (Loss) before
    taxes                   14,819          151,858           (63,415)       103,262

Provision for
    Income Taxes                 0                0         d   9,502          9,502
                         ---------       ----------         ----------     ----------
Net income (loss)         $ 14,819         $ 151,858        ($ 72,917)      $ 93,760

Net income (loss) per share- Basic                                             $0.03
                             Diluted                                           $0.02

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE YEAR ENDED SEPTEMBER 30, 2004


                                                            ProForma
                                                            Acquisition   Pro Forma
                         Dynasil        Optometrics         Adjustments   Dynasil

Sales                 $ 2,296,264       $ 2,942,173        $              $ 5,238,437

Cost of sales           1,759,736         1,698,967       c.f  11,466       3,470,169
                        ---------        ----------         ----------     ----------
Gross profit              536,528         1,243,206           (11,466)      1,768,268

Selling, general and
  administrative
   expense                676,976           707,189      a,e,g,h 235,032    1,619,197
                        ---------        ----------         ----------     ----------
Income (Loss) from
   operations            (140,448)          536,017          (246,498)        149,071

Other income (expense):
  Interest expense, net    35,433            41,578       b     9,555          86,566
  Other expenses                0            55,294       e   (55,294)              0
                        ---------        ----------         ----------     ----------
  Total other income
     (expense)             35,433            96,872           (45,739)         86,566

Income (Loss) before
   taxes                 (175,881)          439,145          (200,759)         62,505

Provision for
   Income Taxes                 0                 0        d   24,747          24,747
                        ---------        ----------         ----------     ----------
Net income (loss)      ($ 175,881)        $ 439,145        ($ 225,506)     $   37,758
                        ---------        ----------         ----------     ----------

Basic and diluted net income per share                                          $0.01

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.


Notes to Unaudited Pro Forma Condensed Consolidated
Financial Information

Note 1 - Pro Forma Adjustments and Assumptions

The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial information:

     The Optometrics acquisition has been accounted for under the purchase method pursuant to the provisions of SFAS No. 141, Business Combinations. Accordingly, the identifiable net tangible and separately identifiable intangible assets acquired and liabilities assumed were recognized at their estimated fair values as of the date of combination. Certain assets and liabilities that were not included in the business combination have been excluded. The unaudited pro forma adjustments herein are based on preliminary estimates of fair value by an independent appraiser for major equipment items. The final allocation of the purchase price, when completed, may differ materially from the preliminary purchase price allocation herein. The consolidated balance sheet as presented above is actual since the acquisition has already been recorded. Refer to the Company's 10-QSB report previously filed on May 16, 2005 and incorporated herein by reference.

     The total consideration paid and preliminary purchase price allocation are as follows:

     Purchase price:

       Cash consideration paid at closing        $ 700,000
       Purchase price paid at closing in shares     68,400
           of Dynasil common stock
       Estimated costs and expenses                109,546
                                                 ---------
       Total consideration                        $877,946

     The purchase price paid at closing in shares of Dynasil common stock was valued in accordance with Emerging Issues Task Force Issue No. 99-12, Determination of the Measurement Date for the Market price of Acquirer Securities Issued in a Purchase Business Combination (EITF 99-12) based on the average closing price of Dynasil common stock two days prior and two days after the measurement date, or the date the acquisition was publicly announced by Dynasil. The purchase price attributable to the 300,000 shares of Dynasil common stock has been allocated to the par value and additional paid in capital line items in the unaudited Actual Condensed Consolidated Balance sheets.

     Purchase price allocation:

       Fair market value of net tangible assets   $ 799,532
            of Optometrics
       Intangible Asset- Acquired Customer Base      78,414
                                                 ----------
       Total consideration                         $877,946


Notes to Unaudited Pro Forma Condensed Consolidated
Financial Information

a) To reflect Optometrics' members' distributions as salary expense.
b) To reflect the additional interest expense that would have been incurred as a result of increased borrowings that were partly used to fund the acquisition of Optometrics.
c) To reflect the difference in depreciation of property, plant and equipment based upon the fair market valuation placed on those assets at acquisition date.
d) To reflect an estimate of the Massachusetts state tax expense that Optometrics would have incurred had it been a corporation rather than a limited liability company during the period(s) reflected in the pro forma condensed consolidated financial statements.
e)   To reclassify certain Optometrics expenses.
f) To reflect the difference in rent expense for the impact of the new lease agreement negotiated by Dynasil for the Optometrics' facilities.
g) To reverse the effect of an extraordinary event of litigation and the legal costs associated with the event that would not likely have happened had the Dynasil acquisition of Optometrics not taken place.
h) To reflect the amortization expense related to the identifiable intangible assets associated with the acquisition of Optometrics. Identifiable assets are being amortized using the straight-line method over an estimated useful life of 7 years.

                              SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          DYNASIL CORPORATION OF AMERICA

Date:     May 24, 2005    By:  /s/ Craig Dunham
                          --------------------------
                          Craig Dunham
                          President and Chief Executive Officer



                             EXHIBIT INDEX

 2.1 Asset purchase agreement, dated as of February 17, 2005 between Dynasil Corporation of America, Optometrics
LLC, Frank Denton, and Laura Lunardo.

 2.2 Lease agreement dated March 8, 2005 between Dynasil
Corporation of America, Optometrics Corporation, and
Optometrics Holdings LLC.

3.1 Copy of Certificate of Incorporation, including form of Amendment to create Series A 10% Cumulative Convertible
Preferred Stock *

23.1 Consent of Belanger & Company, P.C.

99.1 Dynasil Corporation of America press release dated
March 9, 2005.*

* Previously filed with the Securities and Exchange
Commission as an exhibit to the registrant's Current Report of Form 8-K filed on March 14, 2005 and incorporated by reference herein.